UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 14, 2023

Date of Report (Date of earliest event reported)

Nubia Brand International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41323	87-1993879
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13355 Noel Rd, Suite 1100 Dallas, TX	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 918-5120

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	NUBIU	The Nasdaq Capital Market LLC
Common Stock, par value $0.0001 per share	NUBI	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	NUBIW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On December 14, 2023, Nubia Brand International Corp. (“Nubia”) held a special meeting of stockholders (the “Special Meeting”) to, among other things, approve the proposed business combination between Nubia and Honeycomb Battery Company, an Ohio corporation (“HBC”), pursuant to that certain merger agreement dated February 16, 2023 (as amended on August 25, 2023, the “Merger Agreement”), by and among Nubia, HBC, and Nubia Merger Sub, Inc., an Ohio corporation and wholly-owned subsidiary of Nubia. Following the consummation of the transactions contemplated under the Merger Agreement, Nubia will change its name to Solidion Technology, Inc. On November 6, 2023, the record date for the Special Meeting, there were 7,130,617 issued and outstanding shares of Nubia’s common stock (the “Common Stock”), comprised of 4,043,117 shares of Nubia’s Class A common stock, par value $0.0001 per share (the “Class A Shares”) and 3,087,500 shares of the Nubia’s Class B common stock, par value $0.0001 per share, entitled to vote at the Special Meeting, 89.20% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of Nubia’s stockholders at the Special Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal to approve the business combination described in the proxy statement, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements	6,359,135	1,100	0

Proposal to approve and adopt the second amended and restated certificate of incorporation of Nubia (the “Charter Proposal”)	6,359,134	1,101	0

The Charter Proposal was also approved by the following vote of the Company’s Class A Shares, voting as a separate class:

For	% of Class A Shares Outstanding	Against	% of Class A Shares Outstanding	Abstain	% of Class A Shares Outstanding
3,271,634	83.47%	1,101	0.03%	0	0.00%

Proposal to consider and vote upon a proposal to amend Nubia’s existing amended and restated certificate of incorporation to expand the methods that Nubia may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission	6,360,135	100	0

Proposal to approve and adopt Solidion Technology, Inc.’s 2023 Stock Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder	6,359,134	1,101	0

Proposal Number to elect seven directors to serve on Solidion Technology, Inc.’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement	6,359,135	1,100	0

Proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding shares of Nubia’s Class A common stock and the resulting change in control in connection with the Transactions	6,359,134	1,101	0

Each of the proposals described above was approved by Nubia’s stockholders. Nubia’s stockholders elected to redeem an aggregate 1,625,876 Class A Shares in connection with the Special Meeting.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2023

NUBIA BRAND INTERNATIONAL CORP.

By:	/s/ Jaymes Winters
Name:	Jaymes Winters
Title:	Chief Executive Officer

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